Exhibit 5.1

WongPartnership LLP
12 Marina Boulevard Level 28
Marina Bay Financial Centre Tower 3
Singapore 018982
T +65 6416 8000
wongpartnership.com
ASEAN | CHINA | MIDDLE EAST

Date: 6 August 2019	FROM
GSO/KY/LJV/20160703
The Board of Directors Wave Life Sciences Ltd. c/o 733 Concord Avenue Cambridge, MA 02138 United States of America
f:+65 6532 5711
Not for service of court documents
Not for urgent correspondence

d:+65 6416 8205 / 2482 / 6465

e:gail.ong@wongpartnership.com /
karen.yeoh@wongpartnership.com /
jenvern.loh@wongpartnership.com

Dear Sirs

WAVE LIFE SCIENCES LTD. (THE “COMPANY”) – REGISTRATION STATEMENT ON FORM S-3

A.	Introduction

1.

We have acted as legal advisers to the Company, a company incorporated under the laws of the Republic of Singapore, as to Singapore law in connection with the filing by the Company, of a registration statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (the “Commission”) on or about 6 August 2019, in connection with the registration of the resale, from time to time, by selling stockholders (the “Selling Stockholders”), as required by the investors’ rights agreement dated 14 August 2015 and described in the Registration Statement, of up to 7,072,781 ordinary shares of the Company (the “Shares”).

2.

We do not express nor imply any opinion with respect to the effect of any law other than the laws of Singapore as of the date of this opinion, and have made no investigation of, and do not express or imply views of, any other laws which may be relevant to the documents submitted to us or opinions given by us, nor do we express or imply any opinion on matters relating to tax. This opinion is to be governed by and construed in accordance with the laws of Singapore as applied by the courts of Singapore as of the date of this opinion. All references to the laws of the Republic of Singapore or a specific law of the Republic of Singapore in this opinion are references to the laws of the Republic of Singapore as applied by the courts of the Republic of Singapore as of the date of this opinion. We are not obliged to update this opinion to reflect, or notify any addressee of this opinion or any other person of, any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion. We have taken instructions solely from the Company.

WongPartnership LLP (UEN: T08LL0003B) is a limited liability law partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A).

WONGPARTNERSHIP LLP

GSO/KY/LJV/20160703

6 August 2019

Page: 2

B.	Documents

3.	In rendering the opinions set out below, we have examined:

3.1.	an electronic copy (in Adobe Acrobat form) of the certificate of incorporation of the Company dated 24 July 2012 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

3.2.

an electronic copy (in Adobe Acrobat form) of the certificate confirming incorporation upon conversion of the Company dated 6 November 2015 issued by ACRA confirming the Company’s conversion to a public company;

3.3.	an electronic copy (in Adobe Acrobat form) of the constitution of the Company, as amended on 9 November 2015;

3.4.

electronic copies (in Adobe Acrobat form) of resolutions in writing of the Board of Directors of the Company dated 23 July 2012, 13 September 2012, 29 July 2013, 3 February 2014 and 18 November 2014, the minutes of a meeting dated 12 January 2015 of the Board of Directors of the Company held on 10 December 2014, and resolutions in writing of the Board of Directors of the Company dated 12 January 2015, 14 August 2015 and 28 October 2015 (collectively, the “Board Resolutions”);

3.5.

electronic copies (in Adobe Acrobat form) of the resolutions in writing of the shareholders of the Company dated 13 September 2012, the minutes dated 26 October 2013 of the extraordinary general meeting of the Company held on 26 October 2013, and resolutions in writing of the shareholders of the Company dated 18 November 2014, 12 January 2015, 14 August 2015 and 1 November 2015 (collectively, the “Shareholders’ Resolutions” and together with the Board Resolutions, the “Resolutions”);

3.6.	an electronic copy (in Adobe Acrobat form) of the Registration Statement; and

3.7.	such other documents as we may have considered necessary or desirable to examine in order that we may render this opinion.

4.

This opinion is being rendered to you in connection with the filing of the Registration Statement. Save as expressly provided in paragraph 6 of this opinion, we express no opinion whatsoever with respect to any document described in paragraph 3 herein.

C.	Assumptions

5.	We have assumed (without enquiry and with your consent):

5.1.	that the Shares were issued to the Selling Stockholders pursuant to:

(a)	the allotment of an initial subscriber share to Shin Nippon Biomedical Laboratories, Ltd. (“Shin Nippon”) on 23 July 2012;

(b)	the share exchange agreement entered into between the Company and, among others, Shin Nippon dated 13 September 2012 in relation to among others, the allotment of 4,000 ordinary shares to Shin Nippon;

(c)	the share exchange agreement entered into between the Company and, among others, Shin Nippon dated 13 September 2012 in relation to among others, the allotment of 4,502 ordinary shares to Shin Nippon;

WONGPARTNERSHIP LLP

GSO/KY/LJV/20160703

6 August 2019

Page: 3

(d)	the cancellation of certain debt obligations owed by the Company to Shin Nippon in February 2014;

(e)	the share split undertaken by the Company on 18 November 2014 in relation to the ordinary shares held by, among others, Shin Nippon;

(f)	the subscription agreement relating to the share capital of the Company entered into between the Company and, among others, RA Capital Healthcare Fund, L.P. (“RA Capital”) dated 16 January 2015;

(g)

the subscription agreement relating to the share capital of the Company entered into between the Company and, among others, Blackwell Partners LLC – Series A (“Blackwell Partners”), RA Capital and SNBL USA, Ltd. (“SNBL”) dated 14 August 2015;

(h)	the share split undertaken by the Company on 1 November 2015 in relation to the Series B preferred shares and ordinary shares held by, among others, the Selling Stockholders; and

(i)	the conversion of the Series B preferred shares held by Blackwell Partners, RA Capital and SNBL into ordinary shares in connection with the initial public offering of the Company in November 2015,

(collectively, the “Transactions” and each a “Transaction”).

5.2.

that each of the parties to the Transactions (other than the Company) has been duly incorporated, established or constituted, and is validly existing under the laws of its jurisdiction of incorporation, establishment or constitution, as the case may be;

5.3.

the genuineness of all signatures on all documents and that each such signature is that of a person duly authorised to affix the same and execute the relevant documents, the authenticity of all documents submitted and made available to us as originals, and the completeness, and the conformity to original documents, of all copies submitted to us;

5.4.

that each of the documents submitted or made available to us for examination is true, complete and up-to-date and has not been revoked, repudiated, terminated, amended or superseded, and all representations, warranties, assumptions and factual statements contained in all documents listed in paragraph 3 are true and accurate;

5.5.	that the Resolutions were:

(a)

duly passed at properly convened meetings of duly appointed directors or the shareholders of the Company, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the constitution of the Company in force at that time; and

(b)	duly passed in accordance with the provisions of the Companies Act, Chapter 50 of Singapore (the “Companies Act”);

5.6.

that the approvals conferred by the copies of the Resolutions submitted to us have not been revoked, rescinded, superseded or amended and are in full force and effect, and that no other resolution or other action has been passed or taken which could affect the validity of any or all of the Resolutions;

WONGPARTNERSHIP LLP

GSO/KY/LJV/20160703

6 August 2019

Page: 4

5.7.	that the directors of the Company:

(a)	have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

(b)

have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement with the Commission, and the entry into, the transactions contemplated in the Registration Statement, and the execution of, and entry into, the Transactions, and without intention to defraud any of the creditors of the Company; and

(c)

have each disclosed and will disclose any interest which he may have in the transactions contemplated in the Registration Statement and the Transactions in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time and none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act and the constitution of the Company in force at that time;

5.8.	that all relevant documents have been provided to us by the officers of the Company for inspection for the purposes of this opinion;

5.9.

that the Shares will be duly registered in the names of the persons who purchase the Shares in the Register of Members of the Company, or in the name of the Depository Trust Company or its nominee, as the case may be, and the certificates for the Shares will be duly issued and delivered;

5.10.	that:

(a)

the results of the electronic instant information search made by us on 6 August 2019 at 9:36 a.m. (Singapore time) of the public records of the Company maintained by ACRA at https://www.acra.gov.sg (the “ACRA Search”) at ACRA; and

(b)

the results of the electronic searches made by us on 6 August 2019 at 9:30 a.m. (Singapore time) for the period of 1 January 2016 to 6 August 2019 (as at 9:30 a.m.) (both dates inclusive) of: (i) the Company, obtained from the search modules Insolvency (including Judicial Management) (Supreme Court) and Appeals Cases (Supreme Court), Appeals Cases (State Court), Civil Cases (State Courts), Enforcement (Supreme Courts) and Enforcement (State Courts), and (ii) the directors of the Company, obtained from the search module Bankruptcy (Supreme Court), of the Cause Book Search function of the eLitigation system at https://www.elitigation.sg (the “Court Searches”), are true, complete and accurate, and remain correct up to the date of this opinion and that:

(i)	such information has not since the relevant time on which the ACRA Search or Court Searches, as the case may be, were conducted, been altered; and

(ii)

the ACRA Search and Court Searches, as the case may be, did not fail to disclose any information which has been lodged, registered or filed but did not appear on the public records available for such electronic searches at the time of such searches, and all matters which ought to have been lodged, registered, or filed with ACRA or the relevant court, as the case may be, have been duly lodged, registered, or filed;

WONGPARTNERSHIP LLP

GSO/KY/LJV/20160703

6 August 2019

Page: 5

5.11.

that the Shares have been issued in accordance with the terms and subject to the conditions set out in the relevant duly passed corporate resolutions and documents relating to the Transactions, if any;

5.12.

the absence of fraud, bad faith, undue influence, coercion, duress, mistake or misrepresentation on the part of any party to the Transactions and its respective officers, employees, agents and advisers;

5.13.

(a) that the Transactions and the Shares are within the capacity and powers of, and have been duly authorised, executed and delivered by, the parties thereto other than the Company, (b) that the Transactions and the Shares constitute legal, valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Transactions and the Shares as legal, valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorisations from, or to make required registrations, declarations or filings with, governmental authorities;

5.14.

that in exercising the respective powers of each party to the Transactions to enter into the relevant Transactions, each party (and in the case where the party is a corporation or a trust, the directors or trustees of such party) to the Transactions have acted in good faith and in furtherance of the respective substantive objects and for the legitimate purpose of such party to the Transactions, and that the entry into the relevant Transaction by each of the parties thereto may reasonably be considered to have been in the interests, and for the commercial benefit, of such party to the relevant Transaction;

5.15.

that each of the parties to the Transactions did not seek to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the relevant Transaction to which it is a party which might render any of them or any relevant transaction or associated activity illegal, void or voidable;

5.16.

that all acts, conditions or things required to be fulfilled, performed or effected in connection with the Transactions under the laws of any jurisdiction have been duly fulfilled, performed and complied with;

5.17.	that valid consideration, if required, was furnished for the entry into the Transactions and was received by the Company in respect of the issuances of the Shares as fully paid shares;

5.18.	that the Transactions constitute legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all relevant jurisdictions;

5.19.

that no consent, approval, authorisation or order of or qualification with any governmental body or agency was required for the performance by each of the parties (other than the Company in Singapore) to the Transactions of its respective obligations under the Transactions to which it is a party;

5.20.

all applicable consents, approvals, authorisations, licences, exemptions or orders required from any applicable governmental or other regulatory authorities and all other requirements for the legality, validity and enforceability of the Transactions have been (and have not been withdrawn) duly obtained or fulfilled, and in full force and effect, and that any conditions to which they are subject have been satisfied;

WONGPARTNERSHIP LLP

GSO/KY/LJV/20160703

6 August 2019

Page: 6

5.21.

that the execution of the Transactions, the performance of the obligations under the Transactions, and the delivery of the Shares was in compliance with (a) applicable laws and regulations in Singapore, and (b) the provisions of the constitution of the Company in force at the time;

5.22.	that there are no agreements, documents, arrangements or transactions to which the Company is a party that would in any way prohibit or restrict the allotment and issue of the Shares;

5.23.

that there are no agreements, documents, arrangements or transactions to which each party to the Transactions has entered into that may in any way prohibit or restrict its right to enter into the relevant Transaction or perform its obligations under the relevant Transaction;

5.24.

that there were no amendments to the the constitution of the Company in force at any time or the laws applicable to the Company that would have the effect of rendering any of our opinions in paragraph 6 inaccurate;

5.25.	that nothing in the Transactions and/or such other documents entered into by the Company would have the effect of rendering any of our opinions in paragraph 6 inaccurate;

5.26.

that no foreign law is relevant to or affects the conclusions stated in this opinion, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside the Republic of Singapore, and insofar as the laws of any jurisdiction outside the Republic of Singapore may be relevant, such laws have been or will be complied with;

5.27.	that no Shares will be offered in Singapore in connection with the Registration Statement; and

5.28.	that none of the Registration Statement, Transactions nor any of the transactions contemplated respectively thereunder constitutes or will constitute a sham.

D.	Opinion

6.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that, the Shares are validly issued, fully paid and non-assessable.

E.	Qualifications

7.

For the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under the laws of the Republic of Singapore) in relation to the Shares means that holders of such shares, having fully paid up all amounts due on such shares, or such shares having been credited as fully paid up, as the case may be, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares.

8.

We have not investigated or verified the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the documents relating to the Transactions and the documents referred to in paragraph 3 of this opinion. We do not express any opinion as to any matters of fact generally, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the documents described in paragraph 3. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents.

WONGPARTNERSHIP LLP

GSO/KY/LJV/20160703

6 August 2019

Page: 7

9.	For the ACRA Search and the Court Searches, we have relied on electronic searches of publicly available records and the records disclosed by such searches may not be complete or up-to-date.

10.

We express no opinion as to the validity, binding effect or enforceability of any provision in the documents relating to the Transactions by reference to a law other than that of Singapore, or as to the availability in Singapore of remedies which are available in other jurisdictions.

11.	With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company.

12.

This opinion is strictly limited to matters stated in this opinion and is not to be construed as extending (by implication or otherwise) to all the documents listed in paragraph 3 of this opinion, or to any other matter or document in connection with, or referred to, contemplated by or incorporated by reference, in such documents.

13.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or to the rules and regulations of the Commission thereunder.

14.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise. Further, except for the filing of this opinion with the Commission as an exhibit to the Registration Statement, this opinion is not to be circulated or disclosed to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States of America, if any), nor is it to be used or relied upon for any other purpose, or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully

/s/ WongPartnership LLP

WONGPARTNERSHIP LLP